Exhibit 4.1

(TRANSLATION)

LIABILITY LIMITATION AGREEMENT

Matsushita Electric Industrial Co., Ltd. (the “Company”) and Yasuo Yoshino (the “Corporate Auditor”) hereby enter into an agreement as set forth below.

The liability of the Corporate Auditor for damages incurred by the Company in performing his or her duties as an outside corporate auditor under Article 423, Paragraph 1 of the Company Law shall be limited to the aggregate of the amounts specified in each item of Article 425, Paragraph 1 of the Company Law, provided that the Corporate Auditor has performed such duties in good faith and without gross negligence.

IN WITNESS WHEREOF, two (2) originals of this Agreement have been executed, and each of the Company and the Corporate Auditor has affixed its seal hereto and retains one (1) original hereof.

June 28, 2006

Company:	Kunio Nakamura, Chairman of the Board (seal)
Matsushita Electric Industrial Co., Ltd. (corporate seal)
1006, Oaza Kadoma, Kadoma-shi, Osaka

Corporate Auditor:	Yasuo Yoshino
11-28-706, Shoraiso, Nishinomiya-shi, Hyogo (seal)

(TRANSLATION)

LIABILITY LIMITATION AGREEMENT

Matsushita Electric Industrial Co., Ltd. (the “Company”) and Ikuo Hata (the “Corporate Auditor”) hereby enter into an agreement as set forth below.

The liability of the Corporate Auditor for damages incurred by the Company in performing his or her duties as an outside corporate auditor under Article 423, Paragraph 1 of the Company Law shall be limited to the aggregate of the amounts specified in each item of Article 425, Paragraph 1 of the Company Law, provided that the Corporate Auditor has performed such duties in good faith and without gross negligence.

IN WITNESS WHEREOF, two (2) originals of this Agreement have been executed, and each of the Company and the Corporate Auditor has affixed its seal hereto and retains one (1) original hereof.

June 28, 2006

Company:	Kunio Nakamura, Chairman of the Board
Matsushita Electric Industrial Co., Ltd.
1006, Oaza Kadoma, Kadoma-shi, Osaka

Corporate Auditor:	Ikuo Hata
14-15-513, Okamoto 7-chome, Higashinada-ku, Kobe-shi, Hyogo

(TRANSLATION)

LIABILITY LIMITATION AGREEMENT

Matsushita Electric Industrial Co., Ltd. (the “Company”) and Hiroyuki Takahashi (the “Corporate Auditor”) hereby enter into an agreement as set forth below.

The liability of the Corporate Auditor for damages incurred by the Company in performing his or her duties as an outside corporate auditor under Article 423, Paragraph 1 of the Company Law shall be limited to the aggregate of the amounts specified in each item of Article 425, Paragraph 1 of the Company Law, provided that the Corporate Auditor has performed such duties in good faith and without gross negligence.

IN WITNESS WHEREOF, two (2) originals of this Agreement have been executed, and each of the Company and the Corporate Auditor has affixed its seal hereto and retains one (1) original hereof.

June 28, 2006

Company:	Kunio Nakamura, Chairman of the Board
Matsushita Electric Industrial Co., Ltd.
1006, Oaza Kadoma, Kadoma-shi, Osaka

Corporate Auditor:	Hiroyuki Takahashi
46-12, Honcho 4-chome, Nakano-ku, Tokyo